UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information

Missouri GMO Rate Case Order
On June 4, 2010, KCP&L Greater Missouri Operations Company (“GMO”) filed requests with the Missouri Public Service Commission (“MPSC”) to increase its Missouri retail electric annual revenues by $75.8 million for its Missouri Public Service (“MPS”) division, and $22.1 million for its St. Joseph Light & Power (“L&P”) division.  The requests subsequently were adjusted during the rate case proceedings by GMO to $65.9 million and $23.2 million, respectively, as the net result of updates to the cases.

As previously disclosed in the Current Report on Form 8-K filed May 6, 2011 (the “May 6 Form  8-K”), on May 4, 2011, the MPSC issued its order (the “MPSC Order”).  On May 11, 2011, the MPSC Staff filed a report which quantified the authorized revenue increase as approximately $30.1 million (6%) for the MPS division and $29.3 million (21%) for the L&P division on an annual basis.  Among other things, the MPSC Order authorizes a return on equity of 10.0%, an equity ratio of approximately 46.6% and a Missouri jurisdictional rate base of approximately $1.76  billion.

Substantially all of the following information was reported in the May 6 Form 8-K, and is included for completeness and  ease of reference.

Consistent with the MPSC’s decision in Kansas City Power & Light Company’s recent rate case, which was reported in the Current Report on Form 8-K filed on April 15, 2011, the MPSC Order excluded from GMO’s rate base approximately $3.8 million of construction costs (excluding allowance for funds used during construction) related to Iatan 2, and approximately $0.3 million of construction costs (excluding allowance for funds used during construction) related to the Iatan 1 environmental project.  Great Plains Energy recorded in 2010 and the first quarter of 2011 estimated probable disallowances of GMO Iatan 1 and 2 costs, and management currently does not anticipate recording a significant loss as a result of the Iatan costs disallowed in the MPSC Order.

The MPSC Order allocated a larger portion of GMO’s investment in Iatan 2 to the L&P division than proposed by GMO, and shifted a significant amount of fuel expense from GMO’s fuel adjustment clause to base rates.  The MPSC Staff report quantified the impact of this fuel shift as resulting in an approximate $4.0 million offset and $5.5 million increase to the MPS division and L&P division base rates, respectively.  The MPSC Order also disallowed from rate base approximately $50 million related to GMO’s Crossroads Energy Center (“Crossroads”), and disallowed approximately $4.9 million in associated annual transmission expense.  In addition, rate base will be offset by the accumulated deferred taxes associated with Crossroads. Great Plains Energy is currently analyzing whether an impairment loss should be recognized as a result of these Crossroads disallowances.  There is no assurance regarding the outcome of this analysis.  If Great Plains Energy concludes that a material impairment loss is required to be recognized, it will disclose the matter under Item 2.06 of Form 8-K.

The rates established by the MPSC Order are expected to take effect on June 4, 2011.  Parties to the case may file responses to the MPSC Staff report, file applications for rehearing with the MPSC by May 14, 2011, and may also file court appeals.  However, the rates authorized by the MPSC Order will be effective unless and until modified by the MPSC or stayed by a court.

Forward-looking statements
Statements made in this report that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, the outcome of regulatory proceedings, cost estimates of capital projects and other matters affecting future operations.  In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy and KCP&L are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information.  These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs, including but not limited to possible further deterioration in economic conditions and the timing and extent of any economic recovery; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates the Companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Other risk factors are detailed from time to time in Great Plains Energy’s and KCP&L’s quarterly reports on Form 10-Q and annual report on Form 10-K filed with the Securities and Exchange Commission.  Each forward-looking statement speaks only as of the date of the particular statement.  Great Plains Energy and KCP&L undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Michael W. Cline
Michael W. Cline
Vice President-Investor Relations and Treasurer

Date: May 12, 2011